Exhibit 99.1

Press release dated August 4, 2008.

SIMPSON MANUFACTURING CO., INC.

ANNOUNCES DECLARATION OF CASH DIVIDEND

Pleasanton, CA – Simpson Manufacturing Co., Inc. announced today that, at a meeting on August 1, 2008, its Board of Directors declared a cash dividend of $0.10 per share. The record date for the dividend will be October 3, 2008, and it will be paid on October 24, 2008.

Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood-to-wood, wood-to-concrete and wood-to-masonry connectors and fastening systems, stainless steel fasteners and pre-fabricated shearwalls. Simpson Strong-Tie also offers a full line of adhesives, mechanical anchors and powder actuated tools for concrete, masonry and steel. The Company’s other subsidiary, Simpson Dura-Vent Company, Inc., designs, engineers and manufactures venting systems for gas and wood burning appliances. The Company’s common stock trades on the New York Stock Exchange under the symbol “SSD.”

For further information, contact Barclay Simpson at (925) 560-9032.